UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2004

                          Science Dynamics Corporation
             (Exact name of registrant as specified in its charter)



     Delaware                     000-10690                    22-2011859
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(State or other jurisdiction  (Commission File Number)       (IRS Employer
  of incorporation)                                         Identification No.)

                          7150 N. Park Drive, Suite 500
                              Pennsauken, NJ 08109
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (856) 910-1166

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

          On December 30, 2004, Science Dynamics Corporation (the "Company") entered into a consulting agreement with Calabash Consultancy, Ltd. Under the agreement, Calabash Consultancy, Ltd. was engaged as a business development, financial and management consultant, which consulting services are to be provided by Alan Bashforth to act as Chief Executive Officer and Chairman of the Board of Directors of the Company. The agreement started January 1, 2005 and continues for an initial three-year term. The agreement will automatically renew for additional one-year terms following the initial term, provided that following the initial term either party may terminate the agreement by providing the other party a minimum of 30 days prior written notice. In consideration for its services, the Company agreed to pay Calabash Consultancy, Ltd. an annual fee of $300,000. After the Company completes the acquisition of Systems Management Engineering, Inc. ("SMEI"), Calabash Consultancy, Ltd. will be awarded warrants to purchase 6,000,000 shares of the Company's common stock at an exercise price of $0.10 per share that expire seven years after issuance. In addition, as part of a bonus payment for years 2003 and 2004, the Company agreed to grant Calabash Consultancy, Ltd. fully vested stock options to purchase 2,000,000 shares of the Company's common stock with an exercise price of $0.05 per share. The Company agreed to fully reimburse Calabash Consultancy, Ltd. for any and all expenses incurred in the performance of duties under the agreement and to pay Calabash Consultancy, Ltd. $850 per month for a vehicle to be used exclusively by Calabash Consultancy, Ltd. during the term of the agreement. During the initial term or any subsequent renewal, if the Company is sold to another party or subject to a change of control, or ownership of more than 20% of the Company's outstanding common stock is controlled by a single party, Calabash Consultancy, Ltd. may terminate the agreement by providing 30 days advance notice of termination. Upon such termination, all options and warrants will become fully vested and all other amounts due under the agreement, including payments through the term of the agreement, will become immediately due and payable. The Company agreed to indemnify Calabash Consultancy, Ltd. and Mr. Bashforth and hold them harmless for all acts or decisions made by Mr. Bashforth in good faith while performing services for the Company. The Company also agreed to be responsible for payment of any and all taxes that may become due to any state or federal taxing authority arising out of the agreement and to indemnify and hold harmless Calabash Consultancy, Ltd. and Mr. Bashforth from any such payment.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

Exhibit Number                    Description
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10.1           Agreement  dated  December  30,  2004  between  Science  Dynamics
               Corporation and Calabash Consultancy, Ltd.



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

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Science Dynamics Corporation


Date: February 25, 2005             /s/ Alan C. Bashforth
                                    ----------------------
                                    Alan C. Bashforth
                                    Acting Chief Financial Officer and Secretary



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